CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference in the Statement of Additional Information included in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170822) of the AIM Equity Funds (Invesco Equity Funds) of our report dated April 26, 2010, relating to the financial statements and financial highlights of Morgan Stanley Dividend Growth Securities, Inc. for the year ended February 28, 2010, which reference appears in the audited financial statements dated August 31, 2010 of Invesco Dividend Growth Securities Fund that are incorporated by reference in the Statement of Additional Information included in the Amendment.
We also consent to the reference to such foregoing report dated April 26, 2010, in the Statement of Additional Information dated December 22, 2010 of AIM Counselor Series Trust (Invesco Counselor Series Trust), which in turn is incorporated by reference into the Statement of Additional Information included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010